Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 29th day of April, 2005, by and among AMERICAN CAPITAL STRATEGIES, LTD., as Borrower, BRANCH BANKING AND TRUST COMPANY, as Administrative Agent, Swing Line Lender, Issuing Bank and a Bank, and BAYERISCHE HYPO-UND VEREINSBANK AG, LASALLE BANK NATIONAL ASSOCIATION, FIFTH THIRD BANK and HIBERNIA NATIONAL BANK (collectively referred to herein as the “Banks”).

RECITALS:

The Borrower, the Administrative Agent and the Banks have entered into a certain Amended and Restated Credit Agreement dated as of February 17, 2005 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower has requested the Administrative Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Administrative Agent and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 5.40. Section 5.40 of the Credit Agreement is amended and restated to read in its entirety as follows:

SECTION 5.40. Annual Independent Public Accountant’s Servicing Reports. The Borrower will cause a firm of nationally recognized independent public accountants (who may also render other services to the Borrower) to furnish to the Borrower, the Banks and the Administrative Agent on or before May 31, 2005, (i) a report relating to the fiscal year ending on December 31, 2004 to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans, and (B) based on such examination, such firm is of the opinion that the Monthly Reports

(as defined in the Original Credit Agreement) for such year were prepared in compliance with the Original Credit Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (which procedures shall have been approved by the Borrower and Administrative Agent) to certain documents and records relating to the servicing of Loans under the Original Credit Agreement, compared the information contained in the Monthly Reports (as defined in the Original Credit Agreement) and the Servicer’s Certificates (as defined in the Original Credit Agreement) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article VII of the Original Credit Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Transaction Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Transaction Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Banks as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Transaction Document has occurred and is continuing unwaived by the Banks on the date hereof.

(b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the assets or properties of the Borrower are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of April 29, 2005.

SECTION 9. Operational Audit. The Borrower, the Administrative Agent and the Banks acknowledge and agree that the Administrative Agent and Banks have requested, and the Borrower has agreed to provide the Administrative Agent and Banks, at Borrower’s expense, an operational audit conducted by RSM McGladrey on or before July 1, 2005.

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

AMERICAN CAPITAL STRATEGIES, LTD., as Borrower

By:	/s/ Thomas A. McHale	(SEAL)
Title:	Vice President

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BRANCH BANKING AND TRUST COMPANY, as Administrative Agent, Swing Line Lender, Issuing Bank and as a Bank

By:	/s/ James Stallings	(SEAL)
Title:	James Stallings, Vice President

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FIFTH THIRD BANK

By:	/s/ Jennifer Schwartz	(SEAL)
Title:	Assistant Vice President

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LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Bill Witt	(SEAL)
Title:	Vice President

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HIBERNIA NATIONAL BANK

By:	/s/ Laura Watts	(SEAL)
Title:	Laura Watts, Sr. VP

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BAYERISCHE HYPO-UND VEREINSBANK AG

By:	/s/ Paul M. Dolan	(SEAL)
Title:	Director

By:	/s/ Craig Pinsley	(SEAL)
Title:	Director

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